EXHIBIT 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-2 No. 333-______) of Target Logistics, Inc., of our report dated August 18, 2004 with respect to the consolidated financial statements of Target Logistics, Inc. for the years ended June 30, 2003 and 2004 included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 22, 2004, and to the reference of our firm under the heading “Experts” in this Registration Statement.

STONEFIELD JOSEPHSON, INC.

/s/ STONEFIELD JOSEPHSON, INC.

Santa Monica, California
September 24, 2004